CUSIP No. 918270-10-9                 13D                     Page 6 of 21 Pages

                                 EXHIBIT 3.3.1

                                    SCHEDULE
              to the Interest Rate and Currency Exchange Agreement

                         dated as of 8th February 1993

                                    between

SWISS BANK CORPORATION,                            INTEL CORPORATION
ACTING THROUGH ITS LONDON BRANCH  and

           ("Party A")                                ("Party B")

                                     PART 1
                             TERMINATION PROVISIONS

In this Agreement:-

(1)      "Specified Entity" means

                          in relation to Party A for the purpose of:-

         Section 5(a)(iii) and (iv) and Section 5(b)(i)     NONE
         Section 5(a)(v)                                    NONE
         Section 5(a)(vi)                                   NONE
         Section 5(a)(vii)                                  NONE

                          in relation to Party B for the purpose of:-

         Section 5(a)(iii) and (iv) and Section 5(b)(i)     NONE
         Section 5(a)(v)                                    NONE
         Section 5(a)(vi)                                   NONE
         Section 5(a)(vii)                                  NONE

(2) "Specified Swap" will have the meaning specified in Section 14 as supplemented, by Part 6(1) hereof.

(3) The "Cross Default" provisions of Section 5(a)(vi) will apply to both parties and any Specified Entity but shall exclude any default that results solely from wire transfer difficulties or an error or omission of an administrative or operational nature (so long as sufficient funds are available), or from the general unavailability or inaccessibility of the currency in which such Specified Indebtedness is denominated due to exchange controls or similar or other governmental action (but only if payment is made within three Business Days after such transfer difficulties have been corrected, the error or omission has been discovered or such currency becomes available), or is being contested in good faith by appropriate proceedings.

         If such provisions apply:-

         "Specified Indebtedness" will have the meaning specified in Section 14.
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CUSIP No. 918270-10-9              13D                        Page 7 of 21 Pages


         "Threshold Amount" means

         (i) with respect to Party A, 2% of the stockholders equity of Swiss Bank Corporation as shown on the most recent annual audited financial statements of Swiss Bank Corporation and

         (ii)    with respect to Party B U.S. Dollars 25mm.

(4)      "Termination Currency" means United States Dollars.

(5)      The "Credit Event Upon Merger" provisions of Section 5(b)(iv)
                                  will apply to Party A
                                  will apply to Party B

                                     PART 2
                              TAX REPRESENTATIONS

Representations of Party A

(1) Payer Tax Representation. For the purpose of Section 3(e), Party A will make the following representation:-

         It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

(i)      the accuracy of any representation made by the other party pursuant to
         Section 3(f);

(ii)     the satisfaction of the agreement of the other party contained in
         Section 4(a)(i) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i); and

(iii)    the satisfaction of the agreement of the other party contained in
         Section 4(d).

(2) Payee Tax Representations. For the purpose of Section 3(f), Party A makes the representation(s) specified below:-

(a)      The following representation will not apply:-

         It is fully eligible for the benefits of the "Business Profits" or "Industrial and Commercial Profits" provision, as the case may be, the "Interest" provision or the "Other Income" provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction.

         If such representation applies, then:-

         "Specified Treaty" means,                 NOT APPLICABLE

         "Specified Jurisdiction" means,           NOT APPLICABLE


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CUSIP No. 918270-10-9                    13D                 Page 8 of 21 Pages


(b)      The following representation will not apply:-

         Each payment received or to be received by it in connection with this Agreement relates to the regular business operations of the party (and not to an investment of the party).

(c)      The following representation will not apply:-

         Each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in Specified Jurisdiction.

         If such representation applies, then "Specified Jurisdiction" means NOT APPLICABLE.

(d)      The following representation will not apply:-

         It is a bank recognised by the United Kingdom Inland Revenue as carrying on a bona fide banking business in the United Kingdom, is entering into this Agreement in the ordinary course of such business and will bring into account payments made and received under this Agreement in computing its income for United Kingdom tax purposes.

(e)      Other representations:-           NONE

Representations of Party B

(1) Payer Tax Representation. For the purpose of Section 3(e), Party B will make the following representation:-

         It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:-

(i)      the accuracy of any representation made by the other party pursuant to
         Section 3(f);

(ii)     the satisfaction of the agreement of the other party contained in
         Section 4(a)(i) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i); and

(iii)    the satisfaction of the agreement of the other party contained in
         Section 4(d).

(2) Payee Tax Representations. For the purpose of Section 3(f), Party B makes the representation(s) specified below:-

(a)      The following representation will not apply:-

         It is fully eligible for the benefits of the "Business Profits" or "Industrial and Commercial Profits" provision, as the case may be, the "Interest" provision or the "Other Income" provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction.

         If such representation applies, then:-

         "Specified Treaty" means,                 NOT APPLICABLE

         "Specified Jurisdiction" means,           NOT APPLICABLE


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CUSIP No. 918270-10-9                  13D                   Page 9 of 21 Pages


(b)      The following representation will not apply:-

         Each payment received or to be received by it in connection with this Agreement relates to the regular business operations of the party (and not to an investment of the party).

(c)      The following representation will not apply:-

         Each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in Specified Jurisdiction.

         If such representation applies, then "Specified Jurisdiction" means NOT APPLICABLE.

(d)      The following representation will not apply:-

         It is a bank recognised by the United Kingdom Inland Revenue as carrying on a bona fide banking business in the United Kingdom, is entering into this Agreement in the ordinary course of such business and will bring into account payments made and received under this Agreement in computing its income for United Kingdom tax purposes.

(e)      Other representations:-           NONE

                                     PART 3
                           DOCUMENTS TO BE DELIVERED

For the purpose of Section 4(a):-

(1)      Tax forms, documents or certificates to be delivered are:-

Party required to                  Form/Document/            Date by which
 deliver document                   Certificate              to be delivered
----------------------------------------------------------------------------
                                       NONE

(2)      Other documents to be delivered are:-

Party required to           Form/Document/             Date by which          Covered by Section
 deliver document            Certificate              to be delivered        3(d) Representation
------------------------------------------------------------------------------------------------
PARTY A                 SIGNATURE                   ON OR BEFORE                       YES
AND                     AUTHENTICATION              EXECUTION OF THIS
PARTY B                 SATISFACTORY TO             AGREEMENT
                        THE OTHER PARTY
                        HERETO

PARTY B                 RESOLUTION                  ON OR BEFORE EXECUTION             YES
                                                    OF THIS AGREEMENT





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CUSIP No. 918270-10-9                       13D              Page 10 of 21 Pages


                                     PART 4
                                 MISCELLANEOUS

(1) Governing Law. This Agreement will be governed by and construed in accordance with New York law without reference to the choice of laws doctrine.

(2)      Process Agent.  For the purpose of Section 13(c):-

         Party A appoints as its Process Agent:             NOT APPLICABLE

         Party B appoints as its Process Agent:

         Address: Swiss Bank Corporation, Swiss Bank Tower, PO Box 395, Church Street Station, New York, NY 10008, USA

         Attention:       Mary Lou Bartelli

(3)      "Affiliate" will have the meaning specified in Section 14.

(4)      Multibranch Party.  For the purpose of Section 10:-

         Party A is not a Multibranch Party.
         Party B is not a Multibranch Party.

(5)      Addresses for Notices.  For the purposes of Section 12(a):-

         Address for notices or communications to Party A:-

         Address:         Swiss Bank House, 1 High Timber Street, London EC4V
                          3SB.
         Attention:       Swaps Group
         Telex:           887434           Answerback:  SBCO G

         Address for notices or communications to Party B:-

         Address:                 [PLEASE ADVISE]
         Attention:
         Telex:                                    Answerback:

(6)      Credit Support Document.  Details of any Credit Support Document:-
         NONE

(7) Netting of Payments. If indicated here, "Net Payments - Corresponding Payment Dates" will apply for the purpose of Section
         2(c) with effect from the date of this Agreement:-  NO

                                     PART 5
                                OTHER PROVISIONS

(1) Section 7 is amended by the insertion of "(1)" between "Schedule," and "neither" in line 1 and the insertion of a new paragraph at the end thereof: "(2) notwithstanding the above Party A may transfer its rights and obligations under this Agreement in whole (but not in part) to any full branch of Swiss Bank Corporation provided that no Illegality, Tax Event, Event of Default or Termination Event would thereupon occur and that the representations in Section 3(a) would, if thereupon made by the transferee, be accurate".

(2) The parties hereto in consideration of the mutual agreements contained herein agree that this Agreement is deemed to be effective from the date specified on the front page of this Agreement.


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CUSIP No. 918270-10-9                 13D                  Page 11 of 21 Pages


                                     PART 6
                        MAY 1989 ADDENDUM TO SCHEDULE TO
                 INTEREST RATE AND CURRENCY EXCHANGE AGREEMENT

                     INTEREST RATE CAPS, COLLARS AND FLOORS

(1) As used in this Agreement or in a Confirmation, (i) "Rate Protection Transaction" will mean any Swap Transaction that is identified in the related Confirmation as a Rate Protection Transaction, Rate Cap Transaction, Rate Floor Transaction or Rate Collar Transaction and
         (ii) "Specified Swap" means, notwithstanding Section 14 of this Agreement but subject to Part 1 of this Schedule, any rate swap, rate cap, rate floor, rate collar, currency exchange transaction, forward rate agreement, or other exchange or rate protection transaction, or any combination of such transactions or agreements or any option with respect to any such transaction now existing or hereafter entered into between one part to this Agreement (or any applicable Specified Entity) and the other party to this Agreement (or any applicable Specified Entity).

(2) Notwithstanding anything to the contrary in this Agreement or in any Interest Rate and Currency Exchange Definitions published by the International Swap Dealers Association, Inc. and incorporated in any Confirmation, the following provisions will apply with respect to a Rate Protection Transaction:

(a) The Floating Rate applicable to any Calculation Period will be (i) with respect to a Floating Rate Payer for which a Cap Rate is specified, the excess, if any, of the floating Rate calculated as provided in this Agreement (without reference to this paragraph 2(a)) over the Cap Rate and (ii) with respect to a Floating Rate Payer for which a Floor Rate is specified, the excess, if any, of the Floor Rate over the Floating Rate calculated as provided in this Agreement (without reference to this paragraph 2(a));

(b) "Cap Rate" means, in respect of any Calculation Period, the per annum rate specified as such for that Calculation Period; and

(c) "Floor Rate" means, in respect of any Calculation Period, the per annum rate specified as such for that Calculation Period.

(3) For purposes of the determination of a Market Quotation for a Terminated Transaction in respect of which a party ("X") had, immediately prior to the designation or occurrence of the relevant Early Termination Date, no future payment obligations, whether absolute or contingent, under Section 2(a)(i) of this Agreement with respect to the Terminated Transaction, (i) the quotations obtained from Reference Market-makers shall be such as to preserve the economic equivalent of the payment obligations of the party ("Y") that had, immediately prior to the designation or occurrence of the relevant early Termination Date, future payment obligations, whether absolute or contingent, under Section 2(a)(i) of this Agreement with respect to the Terminated Transaction and (ii) if X is making the determination such amounts shall be expressed as positive amounts and if Y is making the determination such amounts shall be expressed as negative amounts.

(4) Notwithstanding the terms of Sections 5 and 6 of this Agreement, if at any time and so long as one of the parties to this Agreement ("X") shall have satisfied in full all its payment obligations under Section 2(a)(i) of this Agreement and shall at the time have no future payment obligations, whether absolute or contingent, under such Section, then unless the other party ("Y") is required pursuant to appropriate proceedings to return to X or otherwise returns to X upon demand of X any portion of any such payment, (a) the occurrence of an event described in Section 5(a) of this Agreement with respect to X or any Specified Entity of X shall not constitute an Event of Default or a Potential Event of Default with respect to X as the Defaulting Party and (b) Y shall be entitled to designate an Early Termination Date pursuant to Section 6 of this Agreement only as a result of the occurrence of a Termination

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CUSIP No. 918270-10-9                   13D                 Page 12 of 21 Pages


         Event set forth in (i) either Section 5(b)(i) or 5(b)(ii) of this Agreement with respect to Y as the Affected Party or (ii) Section 5(b)(iii) of this Agreement with respect to Y as the Burdened Party.





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CUSIP No. 918270-10-9                    13D               Page 13 of 21 Pages


                                     PART 7
                       JULY 1990 ADDENDUM TO SCHEDULE TO
                 INTEREST RATE AND CURRENCY EXCHANGE AGREEMENT

                                    OPTIONS

(1) As used in this Agreement or in any Confirmation, "Option" means any Swap Transaction that is identified in the related Confirmation as an Option and provides for the grant by Seller to Buyer of (i) the right to cause an underlying Swap Transaction, the terms of which are identified in that Confirmation (an "Underlying Swap Transaction"), to become effective, (ii) the right to cause Seller to pay Buyer pursuant to Section 2(a)(i) of this Agreement the Cash Settlement Amount, if any, in respect of the Underlying Swap Transaction on the Cash Settlement Payment Date, (iii) the right to cause the Optional Termination Date to become the Termination Date and, if so specified in the related Confirmation, the Final Exchange Date of the related Swap Transaction that is identified in that Confirmation (a "Related Swap Transaction") or (iv) any other right or rights specified in the related Confirmation. An Option may provide for the grant of one or more of the foregoing rights, all of which can be identified in a single Confirmation.

(2) The following capitalised terms, if used in relation to an Option, have the respective meanings specified in or pursuant to the related Confirmation (or elsewhere in this Agreement): "Buyer", "Seller", "Option Premium", "Option Premium Payment Date", "Cash Settlement Payment Date", "Cash Settlement Amount", "Optional Termination Date", "Exercise Terms" and "Option Exercise Period".

(3)      The following provisions will apply with respect to an Option:

(a) Buyer will pay Seller pursuant to Section 2(a)(i) of this Agreement the Option Premium, if any, on the Option Premium Payment Date or Dates.

(b) On the terms set forth in this Agreement (including the related Confirmation), Seller grants to Buyer pursuant to the Option, (i) if "Physical Settlement" is specified to be applicable to the Option, the right to cause the Underlying Swap Transaction to become effective,
         (ii) if "Cash Settlement" is specified to be applicable to the Option, the right to cause Seller to pay Buyer pursuant to Section 2(a)(i) of this Agreement the Cash Settlement Amount, if any, in respect of the Underlying Swap Transaction on the cash Settlement Payment Date or
         (iii) if "Optional Termination" is specified to be applicable to the Option, the right to cause the Optional Termination Date to become the Termination Date and, if so specified in the related confirmation, the Final Exchange Date of the Related Swap Transaction. The Underlying Swap Transaction, if any, shall not become effective unless (i) "Physical Settlement" is specified to be applicable to the Option and
         (ii) the right to cause that underlying Swap Transaction to become effective has been exercised.

(c) Buyer may exercise the right or rights granted pursuant to the Option only by delivering irrevocable notice (a "Notice of Exercise") to Seller (which, notwithstanding any other provision of this Agreement, may be delivered orally (including by telephone)). The Notice of Exercise must become effective during the Option Exercise Period and must include the Exercise Terms, if any.

(d) Buyer will, if "Written Confirmation" is specified to be applicable to the Option or upon demand from Seller (which, notwithstanding any other provision of this Agreement, may be delivered orally (including by telephone)), (i) execute a written confirmation confirming the substance of the Notice of Exercise and deliver the same to Seller or
         (ii) issue a telex to Seller setting forth the substance of the Notice of Exercise. Buyer shall cause such executed written confirmation or telex to be received by Seller within one Local Banking Day following the date that the Notice of Exercise or Seller's demand, as the case may be, becomes effective. If not received within such time, Buyer will be deemed to have satisfied

2CUSIP No. 918270-10-9                      13D             Page 14 of 21 Pages


         its obligations under the immediately preceding sentence at the time that such executed written confirmation or telex becomes effective.

(e) Any notice or communication given, and permitted to be given, orally (including by telephone) in connection with the Option will be effective when actually received by the recipient.

(4) For purposes of the determination of a Market Quotation for a Terminated Transaction that is identified as an Option, the quotations obtained from Reference Market-makers shall take into account, as of the relevant Early Termination Date, the economic equivalent of the right or rights granted pursuant to that Option which are or may become exercisable.